SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

THE TIMBERLAND COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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THE TIMBERLAND COMPANY
200 Domain Drive
Stratham, New Hampshire 03885

April 14, 2006

TO THE STOCKHOLDERS:

The Board of Directors and Officers of The Timberland
Company invite you to attend the 2006 Annual Meeting of
Stockholders to be held on Thursday, May 18, 2006, at 9:00 a.m., at the Company’s headquarters located at 200 Domain Drive, Stratham, New Hampshire.

A copy of the Proxy Statement and the proxy are enclosed.

If you cannot be present at the meeting, please mark, date and sign the enclosed proxy and return it as soon as possible in the enclosed envelope.

Cordially,

Sidney W. Swartz
Chairman

THE TIMBERLAND COMPANY
200 Domain Drive
Stratham, New Hampshire 03885

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, May 18, 2006

Time:	9:00 a.m.

Location:	The Timberland Company
World Headquarters
200 Domain Drive
Stratham, New Hampshire

Purposes for Meeting:

1.	To fix the number of directors at eleven for the coming year, subject to further action by the Board of Directors as provided in the Company’s By-Laws, and to elect eleven directors to hold office until their successors are duly elected and qualified; and

2.	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

Holders of Class A Common Stock will vote separately as a class to elect three directors. Holders of Class A Common Stock and holders of Class B Common Stock will vote together as a single class to elect the remaining eight directors.

You will receive notice of and may vote and act at the Annual Meeting only if you were a stockholder of record at the close of business on Thursday, March 23, 2006.

By Order of the Board of Directors

Danette Wineberg
Secretary

April 14, 2006

THE TIMBERLAND COMPANY
200 Domain Drive
Stratham, New Hampshire 03885

PROXY STATEMENT

April 14, 2006

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors of The Timberland Company, a Delaware corporation (“Timberland” or the “Company”), is sending you the enclosed proxy in connection with its 2006 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjourned sessions of the Annual Meeting. The Annual Meeting will be held on Thursday, May 18, 2006, at 9:00 a.m., at the Company’s headquarters located at 200 Domain Drive, Stratham, New Hampshire. The purposes of the Annual Meeting are:

1.	to fix the number of directors at eleven for the coming year and to elect eleven directors to hold office until their successors are duly elected and qualified; and

2.	to transact such other business as may properly come before the Annual Meeting and any adjournments of the Annual Meeting.

Voting Rights and Outstanding Shares

You may vote at the Annual Meeting only if you are a stockholder of record as of the close of business on Thursday, March 23, 2006. As of March 8, 2006, the following number of shares of the Company’s Common Stock were outstanding:

Number of Shares
Class of Common Stock	Outstanding

Class A Common Stock, $.01 par value (“Class A Common Stock”)	50,123,643
Class B Common Stock, $.01 par value (“Class B Common Stock”)	11,743,660

The Company bears all costs of solicitation of proxies. The Company may solicit proxies personally or by telephone, mail or telegram. None of the Company’s directors, officers or employees will be specially compensated for soliciting proxies. The Company expects to mail this Proxy Statement and the enclosed proxy to stockholders on or about April 14, 2006. Unless the Company has received instructions to the contrary, only one Annual Report or Proxy Statement, as applicable, is being delivered to multiple shareholders sharing an address. Upon written or oral request to the Secretary of the Company, by mail at 200 Domain Drive, Stratham, New Hampshire 03885 or by telephone at (603) 772-9500, the Company will promptly deliver a copy of the Annual Report or Proxy Statement to a shareholder if that shareholder shares an address with another shareholder to which a single copy of the applicable document was delivered. To receive a separate Annual Report or Proxy Statement, as applicable, in the future, contact the Secretary of the Company as described above. To request delivery of a single copy of an Annual Report or Proxy Statement for a household currently receiving multiple copies of Annual Reports or Proxy Statements, contact the Secretary of the Company as described above.

To vote your shares at the Annual Meeting, you must properly sign, date and return the enclosed proxy. You may specify in the proxy how you want to vote your shares. If you sign and return your proxy but do not specify how to vote your shares, then your shares will be voted to fix the number of directors at eleven and to elect all eleven nominees.

You may revoke your proxy at any time before the Annual Meeting by either:

•	attending the Annual Meeting and voting in person;

•	filing with the Secretary of the Company an instrument in writing revoking your proxy; or

•	delivering to the Secretary a newly executed proxy bearing a later date.

If a nominee for director is unable to serve as a director, the persons appointed as proxy for the Annual Meeting may, in his, her or their discretion, vote for another person as director or vote to reduce the number of directors to less than eleven, as the Board of Directors may recommend. The Company believes that all of the nominees will be available for election.

The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any additional matters should properly come before the Annual Meeting, the persons appointed as proxy to vote on such matters intend to vote in accordance with his, her or their judgment.

Quorum

A quorum of the Company’s stockholders must be present, whether by proxy or in person, for the Annual Meeting to occur. Consistent with Delaware law and under the Company’s By-Laws, a majority of the voting power of shares entitled to be cast on a particular matter constitutes a quorum.

To determine the presence of a quorum, the following will count as shares present:

•	shares represented by proxies that withhold authority to vote for a nominee for director;

•	shares represented by proxies that indicate an abstention to vote for a nominee for director; or

•	a “broker non-vote” (shares held by your brokers or nominees as to which (i) you have not provided voting instructions and (ii) the broker or nominee does not have discretionary voting power).

Required Votes and Method of Tabulation

You are entitled to one vote for each share of Class A Common Stock you hold and entitled to ten votes for each share of Class B Common Stock you hold. Holders of Class A Common Stock will vote separately as a class to elect nominees Ian W. Diery, Irene M. Esteves and John A. Fitzsimmons. Holders of Class A Common Stock and holders of Class B Common Stock will vote together as a single class to elect nominees Sidney W. Swartz, Jeffrey B. Swartz, Virginia H. Kent, Kenneth T. Lombard, Edward W. Moneypenny, Peter R. Moore, Bill Shore and Terdema L. Ussery, II.

The Company will appoint election inspectors who will count the votes cast by proxy or in person at the Annual Meeting. The eleven nominees for election as directors who receive the greatest number of votes properly cast will be elected.

ITEM 1.  ELECTION OF DIRECTORS

The directors elected at each Annual Meeting serve for the following year and until their respective successors are duly elected and qualified. The Company’s By-Laws specify that the Board of Directors or the stockholders may determine the number of directors of the Company. The stockholders or the Board of Directors may increase the number of directors fixed at the Annual Meeting and may fill any vacancy arising on the Board of Directors.

The current Board of Directors consists of eleven members. All current directors are nominees for director at the Annual Meeting. The incumbent directors were elected at the 2005 Annual Meeting of Stockholders.

Information with Respect to Nominees

The names, ages, principal occupations during the past five years and certain other information with respect to the nominees for election are as follows:

Name and Year		Principal Occupation During the Past Five Years
First Elected Director	Age	and Directorships of Other Public Companies

Sidney W. Swartz (1978)	70	Sidney Swartz has been the Company’s Chairman of the Board since June 1986. Sidney Swartz also was the Company’s Chief Executive Officer and President from June 1986 until June 1998.

Jeffrey B. Swartz (1990)	46	Jeffrey Swartz has been the Company’s President and Chief Executive Officer since June 1998. Jeffrey Swartz is the son of Sidney Swartz. Jeffrey Swartz serves as a director of Limited Brands Inc.

Ian W. Diery (1996)	56	Mr. Diery has been the Chairman of the Board, President and Chief Executive Officer of Electronic Scrip, Inc. since November 1997.

Irene M. Esteves (2003)	47	Ms. Esteves was Senior Managing Director, Chief Financial Officer and Chief of Human Resources at Putnam Investments from July 2003 through April 2004. Prior to that, she served as Putnam’s Chief Financial Officer from 1997. Ms. Esteves serves as a director of Johnson Diversey, Inc.

John A. Fitzsimmons (1996)	63	Mr. Fitzsimmons was the Senior Vice President — Consumer Electronics of Circuit City Stores, Inc. from January 1987 until his retirement in June 2000.

Virginia H. Kent (1999)	51	Ms. Kent is an independent consultant and was the President and Chief Executive Officer of reflect.com from December 1999 until June 2002. Prior to this, Ms. Kent served at Hasbro Corporation in a variety of positions, most recently as President — U.S. Toy Group.

Kenneth T. Lombard (2005)	51	Mr. Lombard has been the President of Starbucks Entertainment, a business unit of Starbucks Coffee Company, since 2004. From 1992 to 2004, Mr. Lombard was the co-founder and President of Johnson Development Company.

Edward W. Moneypenny (2005)	64	Mr. Moneypenny was the Senior Vice President — Finance and Chief Financial Officer of 7-Eleven, Inc. from 2002 until his retirement in January, 2006. In 2001, Mr. Moneypenny served as the Executive Vice President — Finance and Chief Financial Officer of Covanta Energy Corporation, which filed a voluntary petition under the federal bankruptcy laws in April, 2002. He also served from 1999 to 2000 as the Senior Vice President — Finance and Chief Financial Officer of Florida Progress Corporation. Mr. Moneypenny serves as a director of New York & Company, Inc.

Peter R. Moore (2005)	51	Mr. Moore has been Corporate Vice President, Interactive Entertainment Business of Microsoft Corporation since January 2006. Prior to this, Mr. Moore was employed by the Home and Entertainment Division of Microsoft Corporation since 2003, first as Corporate Vice President of Worldwide Retail Sales and Marketing and then as Corporate Vice President. From 1999 to 2003, Mr. Moore served first as Senior Vice President of Marketing and then as President and Chief Operating Officer of Sega of America Dreamcast, Inc.

Bill Shore (2001)	51	Mr. Shore founded Share Our Strength in 1984 and is currently its President. Mr. Shore is also Chairman of Community Wealth Ventures, Inc., a for-profit subsidiary of Share Our Strength.

Terdema L. Ussery, II (2005)	47	Mr. Ussery has been the President and Chief Executive Officer of the Dallas Mavericks since 1997. Mr. Ussery has also been the Chief Executive Officer of HDNet since 2001.

Corporate Governance Principles and Code of Ethics

The Board of Directors has established corporate governance principles for the Board and committees of the Board to follow regarding effective corporate governance and compliance with laws and regulations. The corporate governance principles require the Board to appoint a Lead Director if the Chairman of the Board of Directors is not independent. Since Sidney W. Swartz is not independent, the Board of Directors appointed Irene M. Esteves as the Lead Director in 2004. The Lead Director, among other duties, acts as the presiding director at executive sessions of the non-management members of the Board of Directors and assists the Board and Company management in setting the agenda for each meeting of the Board of Directors.

The Company has also adopted a Code of Ethics that applies to all directors, executives, and employees of the Company to deter wrongdoing and promote ethical conduct, compliance with law and internal reporting of wrongdoing. These documents and the charter for each of the committees of the Board of Directors are available on the Company’s website, www.timberland.com, and may also be obtained by writing to the Company’s Secretary, 200 Domain Drive, Stratham, New Hampshire 03885.

Shareholder Communications to the Board of Directors

Shareholders may send communications to the non-management members of the Board of Directors. Shareholders may send their written communications to the Secretary of the Company at 200 Domain Drive, Stratham, New Hampshire 03885 and all communications will be given directly to the non-management directors unless they would be more appropriately addressed by other departments within the Company, such as customer or vendor services.

Committees of the Board of Directors and Board of Directors Independence

The Board of Directors has a Governance and Nominating Committee, a Management Development and Compensation Committee, and an Audit Committee. While the Company believes that the majority of the members of its Board of Directors are independent, the Company is exempt from the listing standards of the New York Stock Exchange requiring that a majority of the Board of Directors be independent and that all of the members of the compensation and nominating committees be independent. The Company is relying on the “controlled company” exemption provided by the New York Stock Exchange based on the fact that more than 50% of the voting power of the Company’s voting stock is held by Sidney W. Swartz and The Sidney W. Swartz 1982 Family Trust (the Company is therefore a “controlled company” as defined in the New York Stock Exchange’s listing standards). During 2005, the Board of Directors and its committees held the following number of meetings:

2005 Meetings

Board of Directors	7
Governance and Nominating Committee	2
Management Development and Compensation Committee	6
Audit Committee	9

All directors attended more than 75% of the total number of meetings held in 2005 of the Board of Directors and the committees of the Board on which he or she served. The Company expects all nominees for the Board of Directors to attend the Annual Meeting of Stockholders. Ten of the eleven nominees for the Board of Directors at May 19, 2005, the date of the last Annual Meeting of Stockholders, attended the meeting.

The Governance and Nominating Committee

The members of the Governance and Nominating Committee are Ms. Kent, Chair, Mr. Moore, Mr. Shore and Mr. Ussery. The Governance and Nominating Committee’s responsibilities include, but are not limited to:

•	reviewing the organization, role and structure of the Board of Directors including the nature and extent of delegation of responsibilities to committees of the Board and reviewing directors’ compensation;

•	developing, reviewing, evaluating and recommending to the Board for adoption corporate governance principles applicable to the Company;

•	making recommendations to the full Board with respect to membership on committees and chairmanship of committees;

•	recommending to the Board guidelines and criteria for Board membership and identifying and reviewing candidates for election to the Board and making recommendations relative to their election as directors;

•	periodically evaluating the composition of the Board and the effectiveness of the Board and its committees’ service to the Company, including its own performance annually; and

•	communicating with management to ensure that materials and information provided to the Board are appropriate to enable the Board to fulfill its responsibilities.

The Governance and Nominating Committee has established a process for identifying and evaluating nominees for director. Although the Governance and Nominating Committee will consider nominees recommended by shareholders, the Committee believes that the process it utilizes to identify and evaluate nominees for director is designed to produce nominees that possess the educational, professional business and personal attributes that are best suited to further the Company’s mission. The Committee may identify nominees through the use of professional search firms that may utilize proprietary screening techniques to match candidates to the Committee’s specified qualifications. The Committee may also receive recommendations from existing directors, executive officers, key business partners, and trade or industry affiliations. The Committee will consider, among other factors, the following to evaluate Committee or shareholder recommended nominees: candidates’ experience, skills, and other qualifications in view of the specific needs of the Board of Directors and the Company; diversity of backgrounds, skills, and expertise; and high ethical standards, integrity and proven business judgment. The Company’s Chief Executive Officer discusses all prospective nominees with the Committee. The Committee further evaluates each nominee based on the criteria described above prior to approving a nominee for election to the Board of Directors.

The Governance and Nominating Committee will consider nominations to the Board of Directors from shareholders using the same criteria described above. To be considered by the Governance and Nominating Committee for nomination and inclusion in the Company’s proxy statement for its 2007 Annual Meeting of Stockholders, shareholder recommendations must be received by the Company’s Secretary no later than December 15, 2006. Shareholders should write to the Company’s Secretary at 200 Domain Drive, Stratham, New Hampshire 03885 and such recommendations must include: (i) the name and address of the candidate, (ii) a brief biographical description as well as qualifications, taking into consideration the criteria described above, and (iii) a signed consent from the candidate indicating his or her consent to be named in the proxy statement and serve if elected.

The Management Development and Compensation Committee

The members of the Management Development and Compensation Committee are Mr. Fitzsimmons, Chair, Ms. Esteves, Ms. Kent and Mr. Lombard. The Management Development and Compensation Committee’s responsibilities include, but are not limited to:

•	determining and presenting to the Board of Directors, other than management directors, for its ratification the compensation of the Chairman, and of the President and Chief Executive Officer;

•	determining the compensation of the executive officers who report directly to the Chief Executive Officer;

•	reviewing, adopting and revising succession plans for the positions of Chairman, President, Chief Executive Officer and Chief Operating Officer;

•	reviewing the general principles on which the Company bases its compensation, benefits and management development and succession policies and practices for all employees of the Company;

•	supervising the administration of the Company’s 1997 Incentive Plan, as amended, and other non-stock based benefit plans;

•	consulting with the Governance and Nominating Committee regarding compensation for members of the Board, and making recommendations to the Board regarding any changes to the 2001 Non-Employee Directors Stock Plan, as amended; and

•	evaluating its own performance annually.

The Audit Committee

Ms. Esteves, Chair, Mr. Diery, Mr. Fitzsimmons and Mr. Moneypenny are the members of the Company’s Audit Committee. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. All of the members of the Company’s Audit Committee are independent (as independent is defined in the New York Stock Exchange’s listing standards). The Board of Directors has determined that there is at least one audit committee financial expert serving on the Audit Committee. Ms. Esteves is the named audit committee financial expert. The primary purpose of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process and its responsibilities include, but are not limited to:

•	monitoring the integrity of the Company’s financial statements;

•	ensuring the Company’s compliance with legal and regulatory requirements;

•	retaining and, if appropriate, dismissing the independent accountants;

•	establishing the qualifications, and monitoring the independence and performance of the Company’s independent accountants;

•	monitoring the performance of the Company’s internal audit function; and

•	assessing the adequacy of the Company’s systems of internal accounting and financial controls.

The Audit Committee Report

The Audit Committee has (1) reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2005 with the Company’s management, (2) discussed with the Company’s independent accountants, Deloitte & Touche LLP, the matters required to be discussed by Statement of Auditing Standard 61, as may be amended, (3) received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, as may be amended, and (4) discussed with Deloitte & Touche LLP their independence as the Company’s independent accountants.

In reliance on the review and discussions outlined above, the Audit Committee recommended to the Board of Directors and the Board of Directors recommended that the audited consolidated financial statements for the fiscal year ended December 31, 2005 be included in the Company’s 2005 Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Audit Committee:

Irene M. Esteves, Chair
Ian W. Diery
John A. Fitzsimmons
Edward W. Moneypenny

Independent Accountants

Deloitte & Touche LLP will audit the consolidated financial statements of the Company for the year ending December 31, 2006 and will report the results of the audit to the Audit Committee of the Board of

Directors. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, and will have the opportunity to make a statement if he or she desires and to respond to appropriate questions.

Audit and Non-Audit Fees

The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte & Touche Tohmatsu, and their respective affiliates (collectively “Deloitte”) for professional fees rendered in each of the fiscal years ended December 31, 2005 and December 31, 2004 were as follows:

Audit Fees:  $2,222,135 and $1,714,000, respectively, for professional services necessary to perform an audit in accordance with the standards of the Public Company Accounting Oversight Board, including services rendered for the Company’s annual financial statements (including services incurred with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) and for reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q. Also includes fees for services that are normally incurred in connection with statutory and regulatory filings or engagements, such as comfort letters, statutory audits, attest services, consents and review of documents filed with the Securities and Exchange Commission;

Audit-Related Fees:  $191,320 and $216,500, respectively, for assurance and related services that were reasonably related to the performance of services specified under Audit Fees but not included in Audit Fees. These services consisted of services performed relating to employee benefit plans;

Tax Fees:  $304,120 and $312,200, respectively, for professional services rendered for tax compliance, tax advice, and tax planning; and

All Other Fees:  $269,495 and $103,600, respectively, for products and services other than the services specified under Audit Fees, Audit-Related Fees and Tax Fees. These products and services primarily consisted of due diligence services and Swartz family tax services.

In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee established policies and procedures under which all audit and non-audit services performed by the Company’s independent registered public accounting firm must be approved in advance by the Audit Committee. During fiscal 2005, fees totaling $49,250, or less than two percent of total fees, were paid to provide tax services to the Swartz family that were not pre-approved, but were approved promptly after the inadvertent omission from pre-approval was noticed. During fiscal 2004, a fee totaling $5,171, or less than one percent of total fees, was paid to Deloitte for a small engagement in a foreign location that was not pre-approved, but was approved by the Audit Committee promptly after the inadvertent omission from pre-approval was noticed.

Audit Committee Pre-Approval of Audit and Non-Audit Services

As part of its responsibility for oversight of the independent accountants, the Audit Committee has established a pre-approval policy for engaging audit and permitted non-audit services provided by the Company’s independent accountants, Deloitte. In accordance with this policy, each type of audit, audit-related, tax and other permitted service to be provided by the independent accountants is specifically described and each such service, together with a fee level or budgeted amount for such service, is pre-approved annually by the Audit Committee. The Audit Committee has delegated pre-approval authority to its Chair to pre-approve additional non-audit services (provided such services are not prohibited by applicable law) up to a pre-established aggregate dollar limit. All services pre-approved by the Chair of the Audit Committee must be presented at the next Audit Committee meeting for their review and ratification.

Directors’ Compensation

Directors who are also employees of the Company do not receive any compensation for serving as directors. Fees paid to directors who are not employees of the Company are set forth below:

Fee	2006	2005

Annual retainer for director	$30,000	$30,000
Annual retainer for Lead Director	15,000	15,000
Each Board of Directors meeting attended	2,000	2,000
Annual retainer for committee chairperson	7,500	7,500
Each committee meeting attended	1,000	1,000

In 2005, John E. Beard and John F. Brennan retired as directors. In accordance with the terms of the 2001 Non-Employee Directors Stock Plan, as amended, they forfeited unvested stock options. In consideration of this forfeiture as well as in recognition of their long and distinguished service to the Company, the Company made cash awards of $165,000 to Mr. Beard and $71,000 to Mr. Brennan.

Under the Company’s 2001 Non-Employee Directors Stock Plan, as amended, effective January 1, 2005, directors who are not employees of the Company are automatically granted options to purchase a number of shares of Class A Common Stock. Newly elected or appointed directors will receive an initial award of options to purchase a number of shares of Class A Common Stock on the date of election or appointment calculated by multiplying the then current annual director’s retainer by ten and applying the quarterly adjusted Black-Scholes option pricing model using the fair market value of the Class A Common Stock on the date of grant. On each anniversary of the initial award an annual award will be made using the same formula except that the current annual director’s retainer will be multiplied by five. All of these stock options have an exercise price equal to the fair market value on the date of grant, and initial awards are exercisable at the rate of 33 1/3% of the total underlying shares on each of the first three anniversaries of the date of grant and annual awards are exercisable with respect to 100% of the underlying shares on the first anniversary of the date of grant for so long as the director remains a director of the Company. Prior to January 1, 2005, newly elected or appointed directors received an initial award of options to purchase 10,000 shares and on each anniversary of the initial award received an award of options to purchase 2,500 shares. These options are exercisable at the rate of 25% of the total underlying shares on each of the first four anniversaries of the date of grant for so long as the director remains a director of the Company. All options expire ten years from the date of grant or when the holder ceases to be a director, if earlier, unless the director has at least 10 years of service and retires or voluntarily terminates service in which case vested options will remain exercisable for the life of the options.

During 2005, the Company granted the following stock options to its non-employee directors:

Director	Number of Shares(1)	Date of Grant	Exercise Price

Ian W. Diery	8,996	May 16, 2005	$35.82
Irene M. Esteves	8,491	June 23, 2005	$37.95
John A. Fitzsimmons	8,996	May 16, 2005	$35.82
Virginia H. Kent	8,958	May 20, 2005	$35.97
Kenneth T. Lombard	19,086	May 19, 2005	$36.70
Edward W. Moneypenny	19,086	May 19, 2005	$36.70
Peter R. Moore	19,086	May 19, 2005	$36.70
Bill Shore	8,406	March 1, 2005	$35.67
Terdema L. Ussery, II	19,086	May 19, 2005	$36.70

(1)	Share numbers for Mr. Shore have been adjusted to reflect the Company’s 2-for-1 stock split on May 2, 2005.

See the section of this Proxy Statement entitled “Security Ownership of Certain Beneficial Owners and Management” for information as to ownership of Company securities by directors and nominees for director.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table lists the compensation awarded to, earned by or paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company who served as such at December 31, 2005 (the “Named Executive Officers”), for the fiscal years ended December 31, 2005, 2004 and 2003. See note (10) below regarding adjustments for the Company’s 2-for-1 stock split on May 2, 2005.

					Long Term
		Annual Compensation			Compensation
				Other	Restricted	Securities
				Annual	Stock	Underlying	LTIP	All Other
Name and		Salary	Bonus	Compensation(1)	Awards(2)(4)	Options	Payouts(3)(4)	Compensation(5)
Principal Position	Year	($)	($)	($)	($)	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

Jeffrey B. Swartz	2005	787,500	958,277	313,925	—	—	4,600,900	9,021
President and Chief	2004	737,500	1,425,900	178,371	—	150,000	4,594,140	8,606
Executive Officer	2003	687,500	1,750,000	276,289	3,587,023	180,000	—	6,714

Kenneth P. Pucker	2005	518,750	1,878,869 (9)	—	—	—	—	7,781
Executive Vice President	2004	491,250	950,641	—	—	90,000	7,904,000	7,391
and Chief Operating Officer	2003	456,250	1,272,500	—	2,241,553	140,000	—	6,474

Brian P. McKeon(6)	2005	401,250	485,128	—	—	—	1,319,500	7,445
Executive Vice President —	2004	386,250	741,500	—	—	70,000	1,316,987	6,839
Finance and Administration,	2003	368,750	937,500	—	—	120,000	—	6,383
Chief Financial Officer

Gary S. Smith(7)	2005	360,605	396,531	—	—	—	981,600	3,656
Senior Vice President —	2004	346,187	532,359	—	—	40,000	980,083	3,499
Supply Chain Management	2003	332,313	669,500	—	—	30,000	—	3,547

Michael J. Harrison(8)	2005	359,805	348,947	—	—	—	1,319,500	6,495
Senior Vice President —	2004	345,100	527,491	54,947	—	26,000	1,316,987	5,320
Worldwide Sales and	2003	63,180	186,000	21,159	—	120,000	—	116
Marketing

(1)	This column includes the aggregate incremental cost to the Company of providing various perquisites and personal benefits in excess of reporting thresholds, including: for personal use of the Company aircraft: Jeffrey Swartz, $304,450, $162,363 and $203,591 for 2005, 2004 and 2003, respectively. For Mr. Harrison, it includes relocation expenses of $47,947 and $21,159 paid during 2004 and 2003, respectively, including payments for income taxes owed for such reimbursement. For prior years, we reported personal use of the Company aircraft using the Standard Industry Fare Level (SIFL) tables published by the Internal Revenue Service. The SIFL tables are used to determine the amount of compensation income that is imputed to the executive for tax purposes for personal use of corporate aircraft. Beginning with this proxy statement, for all three years in the table, we are using a revised methodology that calculates the incremental cost to the Company based on the cost of fuel, trip related maintenance and repair, crew travel expenses, navigation fees and smaller variable costs. Since the Company-owned aircraft is used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries, the purchase costs of the Company-owned aircraft, and the cost of maintenance not related to trips. For this table we have recalculated the incremental cost of personal use of the Company-owned aircraft for Jeffrey Swartz in the previously reported years 2004 and 2003 using the new methodology. For Mr. Swartz, the recalculation slightly decreased his reported amounts for both years. For 2004 and 2003, his previously reported amounts in this column for aircraft use were originally $163,215 and $210,926, respectively.

(2)	This column shows the market value of restricted stock awards on the date of grant. The Management Development and Compensation Committee in 2004 awarded 114,638 shares of restricted stock to Mr. Swartz and 71,638 shares of restricted stock to Mr. Pucker that were intended to be performance based awards under the 1997 Incentive Plan, as amended, related to the achievement in 2003 of certain financial measures that were established by the Management Development and Compensation Committee in 2003 pursuant to a restricted stock program. The Board of Directors in 2003 approved awards of 60,000 shares of restricted stock to Mr. Swartz and 50,000 shares of restricted stock to Mr. Pucker.

(3)	The Management Development and Compensation Committee, as well as the Board in the case of the Chief Executive Officer, approved in March 2006 awards of shares of restricted stock to Messrs. Swartz, McKeon, Smith and Harrison with the equivalent dollar value of $4,600,900, $1,319,500, $981,600, and $1,319,500, respectively, for achievement of performance objectives for the period January 1, 2004 to December 31, 2005 under the 2004 Executive Long-Term Incentive Program (the “2004 LTIP”). The actual number of shares of restricted stock will be determined and paid out to these executives on July 5, 2006 by dividing the dollar amount awarded to each by the closing market price of the Company’s Class A Common Stock on such date. The actual number of shares of restricted stock paid on July 5, 2005 under the 2004 LTIP for the achievement of the 2004 performance objectives was 116,248, 33,324, 24,799 and 33,324 for Messrs. Swartz, McKeon, Smith and Harrison, respectively. The grant of 200,000 shares of restricted stock to Mr. Pucker for achievement of a performance objective for 2004 under the 2004 Long-Term Incentive Program for Kenneth P. Pucker (the “COO 2004 LTIP”) was paid out on July 5, 2005 and based on the closing price of the Company’s Class A Common Stock of $39.52 on that date its value was $7,904,000.

(4)	The aggregate holdings and market value of restricted stock held on December 31, 2005 was: Mr. Swartz, 250,886 shares/$8,166,339, Mr. Pucker, 288,306 shares/$9,384,360, Mr. McKeon, 33,324 shares/$1,084,696, Mr. Smith, 24,799 shares/$807,207 and Mr. Harrison, 33,324 shares/$1,084,696. Under their respective restricted stock award agreements, each holder has the same voting and dividend rights on such shares as all other shares of Class A Common Stock. The restrictions on shares paid out to Mr. Swartz and Mr. Pucker in 2003 lapse in equal installments on each of the first three anniversaries of the date of grant. The restrictions on shares paid out to Mr. Swartz and Mr. Pucker in 2004, earned for the achievement of certain financial measures established and achieved in 2003, lapse in equal installments on each of the third and fourth anniversaries of the date of grant. The restrictions on shares paid out to Messrs. Swartz, McKeon, Smith and Harrison in July, 2005 under the 2004 LTIP lapse in equal installments on July 5th of 2006, 2007 and 2008. The restrictions on the shares paid out to Mr. Pucker on July 5, 2005 under the COO 2004 LTIP lapse with respect to the entire award on the second anniversary of that date.

(5)	The Company paid group term life insurance premiums and made contributions to the Company’s 401(k) Plan, as follows:

	Group Term Life Insurance
	Premiums			Contributions to 401(k) Plan
Name	2005	2004	2003	2005	2004	2003

Jeffrey B. Swartz	$2,721	$2,106	$714	$6,300	$6,500	$6,000
Kenneth P. Pucker	1,481	1,403	474	6,300	5,988	6,000
Brian P. McKeon	1,145	1,102	383	6,300	5,737	6,000
Gary S. Smith	1,031	988	342	2,625	2,511	3,205
Michael J. Harrison	1,245	985	116	5,250	4,335	0

(6)	Mr. McKeon was the Company’s Senior Vice President — Finance and Administration until May 2002.

(7)	Mr. Smith joined the Company in February 2002.

(8)	Mr. Harrison joined the Company in October 2003.

(9)	For Mr. Pucker, the amount includes a cash bonus of $1,250,000 awarded by the Management Development and Compensation Committee for the achievement of a performance objective for 2005 under the 2005 Long-Term Incentive Program for Kenneth P. Pucker. This cash bonus will be paid to Mr. Pucker in March, 2007 only if Mr. Pucker is still employed by the Company at that time. There are no other award opportunities under this program.

(10)	All option and restricted stock awards reflected in the Summary Compensation Table and these notes that were awarded prior to May 2, 2005 have been doubled to reflect the Company’s 2-for-1 stock split on May 2, 2005.

Option Grants in Last Fiscal Year

There were no grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information for each of the Named Executive Officers as to options exercised in 2005, the total number of unexercised stock options held at December 31, 2005 and the value of unexercised “in-the-money” stock options held at December 31, 2005.

Number of Securities
	Shares		Underlying	Value of Unexercised
	Acquired		Unexercised Options	‘‘In-the-Money” Options
	on	Value	at Fiscal Year-End	at Fiscal Year-End(1)
	Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable
Name	(#)(2)	($)	(#)(2)	($)
(a)	(b)	(c)	(d)	(e)

Jeffrey B. Swartz	375,600	7,121,498	157,500/252,500	533,250/2,058,100
Kenneth P. Pucker	—	—	175,000/175,000	1,365,000/1,554,975
Brian P. McKeon	72,500	1,212,050	57,500/125,000	184,050/1,035,175
Gary S. Smith	—	—	115,000/75,000	1,541,475/678,075
Michael J. Harrison	—	—	66,500/79,500	431,490/447,870

(1)	Stock options are “in-the-money” if the fair market value of the Class A Common Stock exceeds the exercise price of the stock option. The amounts shown in column (e) represent the difference between the closing price of the Company’s Class A Common Stock on December 31, 2005 ($32.55) and the exercise price of those options which are “in-the-money” on that date, multiplied by the applicable number of underlying securities.

(2)	Share and option amounts and option exercise prices have been adjusted to reflect the Company’s 2-for-1 stock split on May 2, 2005.

Equity Compensation Plan Information

	Number of Securities		Number of Securities
	to be Issued		Remaining Available for
	Upon Exercise of	Weighted-Average	Future Issuance Under Equity
	Outstanding	Exercise Price of	Compensation Plans
	Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	5,708,184	$25.15	1,752,562
Equity compensation plans not approved by security holders	—	—	—
Total	5,708,184	$25.15	1,752,562

Change of Control Arrangements

The Company has entered into change of control severance agreements with Jeffrey B. Swartz, Kenneth P. Pucker, Brian P. McKeon, Gary S. Smith and Michael J. Harrison (“Covered Officers”) pursuant to approval from the Board of Directors. In the event (i) Sidney W. Swartz, Jeffrey B. Swartz, the lineal descendants of Jeffrey B. Swartz, the Sidney W. Swartz 1982 Family Trust and any other trust or foundation controlled by Sidney W. Swartz and /or Jeffrey B. Swartz (collectively the “Swartz Family”) cease to hold the voting power to elect a majority of the members of the Board of Directors, or all or substantially all of the Company’s assets are transferred to an unrelated third party, or the Company is liquidated (each a “Change of Control”) and (ii) the employment of a Covered Officer is terminated within 24 months following a Change of Control other than for cause or due to a change in responsibilities, reduction in compensation or other benefits, relocation or certain other adverse events, then the Covered Officer would be entitled to a lump sum payment of two times the sum of (i) the Covered Officer’s annual base salary and (ii) the average of the annual bonuses earned by the Covered Officer for the previous three full fiscal years, plus 24 months of benefits following the date of termination of employment. In addition, a Covered Officer may terminate his or her employment voluntarily during the 13th full calendar month following a Change of Control and, under certain conditions, the Company will pay one-half of the amount specified above and provide 12 months of benefits. In the event of a Change of Control, options become immediately exercisable. Payments or benefits paid pursuant to a Change of Control severance agreement that are subjected to certain taxes will, under certain circumstances, be reimbursed by the Company.

Performance Graph

The following graph shows the five-year cumulative total return of Class A Common Stock as compared with the Standard & Poor’s 500 Stock Index and the weighted average of the Standard & Poor’s Footwear Index and the Standard & Poor’s Apparel, Accessories and Luxury Goods Index. The total return for the Company is weighted in proportion to the percent of the Company’s revenue derived from sales of footwear and from apparel and accessories (excluding royalties on products sold by licensees), respectively, for each year.

	2000(1)	2001	2002	2003	2004	2005
Timberland	100.00	55.45	53.25	77.86	93.71	97.35
S&P 500 Index	100.00	88.11	68.64	88.33	97.94	102.75
Weighted Average of S&P 500 Footwear Index and S&P 500 Apparel, Accessories and Luxury Goods Index	100.00	104.09	89.07	126.16	165.20	167.07

1 Indexed to December 31, 2000.

Management Development and Compensation Committee Report on Executive Compensation

General.

The Management Development and Compensation Committee (the “Committee”) consists of Mr. Fitzsimmons, Chair, Ms. Esteves, Ms. Kent and Mr. Lombard. The Committee’s responsibilities are discussed above under the heading “Committees of the Board of Directors and Board of Directors Independence.”

The Committee attempts to set annual salary levels for the Company’s executive officers, including the Chief Executive Officer, at the competitive mid-point of the salaries of executives in comparable positions at similar companies. The Committee attempts to set annual bonuses and long-term incentives at levels that, when combined with annual salaries and assuming that actual performance meets the challenging performance goals established by the Committee, will approximate the seventy-fifth percentile of the total compensation of executives in comparable positions at similar companies. The Committee’s decisions concerning compensation are also made in light of each executive officer’s level of responsibility, performance and other compensation awards. The Committee uses survey data and other services provided by Company resources and an independent compensation consulting firm. The Committee has engaged an independent compensation consulting firm to serve exclusively as advisor to the Committee.

The Short-Term Incentive Plan for Managerial Employees.

Cash bonuses are payable under the Company’s Short-Term Incentive Plan for Managerial Employees (“STIP”) or pursuant to the Company’s 1997 Incentive Plan approved by the Company’s stockholders in May 1997 and amended by the stockholders in May 2001 and May 2003, and are generally intended to qualify as performance-based awards. Pursuant to these plans, the Committee annually reviews management’s financial performance goals for the Company, job performance goals for participants and target bonus awards for such participants, expressed as a percentage of such participants’ salaries. Annual bonuses are awarded according to a formula based upon the achievement, in whole or in part, of these Company and individual performance goals.

STIP participants who have job responsibilities within the Company’s business units (as opposed to its corporate functions) are also evaluated on the business units’ achievement of some or all of the following target measurements: revenue, operating contribution, operating ratios, gross margin rate and cash flow. The annual STIP bonuses for higher-level executives are more heavily influenced by Company performance than are those for lower-level executives. The amount of annual bonus awards under the STIP may exceed 100% of the target bonus awards established if actual Company performance exceeds targeted goals or, in some cases, as a result of an executive’s individual performance goals.

In the case of the Chief Executive Officer, the Committee approved a STIP bonus award for 2005 based entirely on the Company’s achievement of certain thresholds or targets related to earnings per share, operating working capital, and on time line fill which is an operating ratio for measuring service and delivery of product to customers. The target bonus for the Chief Executive Officer was set at 125% of base salary for target achievement of earnings per share, operating working capital, and on time line fill. The STIP design allows for upside bonus opportunity, up to a maximum of two times the target bonus, for Company performance exceeding target(s). As such, the target bonus may be achieved with varying levels of Company performance against the metrics. For 2005, actual Company performance exceeded thresholds established for two of the metrics and exceeded the target established for one of the metrics. The members of the Board of Directors, excluding Sidney Swartz and Jeffrey Swartz, ratified the 2005 bonus award for Jeffrey Swartz.

Long-Term Incentive Plan Awards.

In 2004, the Committee shifted its strategy for delivering long-term incentive compensation for its higher-level executives from stock options to restricted stock awards by utilizing pre-established multi-year long-term incentive compensation plans. While the Committee believes that these long-term incentive compensation plans help drive higher-level executive focus on financial performance for periods exceeding twelve months in duration and align their interests as holders of restricted stock with the long-term interests of the Company’s stockholders, the Committee will continue to evaluate other appropriate and cost-effective means to reward higher-level executives for financial performance for periods exceeding twelve months. The Committee may therefore consider other compensation strategies in the future to create and sustain long-term shareholder value.

The Committee in March 2004 adopted a 2004 Executive Long-Term Incentive Program (which excluded the Chief Operating Officer for whom a separate long-term incentive program was adopted) which includes one, two and three year performance periods that commenced on January 1, 2004 (the “2004 LTIP”). Under the 2004 LTIP, earnings per share and revenue performance metrics were established for each of the one, two, and three year performance periods, and eligible higher-level executives will be awarded shares of restricted stock at the threshold, target or maximum level based on the associated level of performance achieved with the pre-established metrics for each of the relevant periods. A dollar value was assigned to each level of award for each participating higher-level executive under the 2004 LTIP which will be increased proportionately to the extent the threshold or target measure of performance is exceeded. After the grant of an award under the 2004 LTIP, the earned dollar value will be converted to a number of shares of restricted stock of the Company’s Class A Common Stock having an equivalent value. Under the 2004 LTIP, awards of restricted stock for the 2004 one year performance period will vest in thirds on the first, second, and third anniversaries of the date of grant. Awards of restricted stock for the two and three year performance periods, if any, will vest in full on the third anniversary of the date of grant. More information regarding awards made under the 2004 LTIP and the long-term incentive programs applicable to the Chief Operating Officer is contained in this document in the Summary Compensation Table and the notes to it.

Restricted Stock Awards.

As discussed above, in 2004 the Committee and Board of Directors approved restricted stock award opportunities pursuant to long-term incentive programs. In March 2006, the Committee approved and members of the Board, excluding Sidney Swartz and Jeffrey Swartz, ratified an award of shares of restricted stock under the 2004 LTIP for the Chief Executive Officer with an equivalent dollar value of $4,600,900, based entirely on the Company’s achievement of earnings per share above the target level of performance and achievement of revenue above the threshold level of performance for the two year performance period ended December 31, 2005. The grant of restricted stock to Jeffrey Swartz will be made on July 5, 2006 by converting the dollar value of his award to a number of shares of the Company’s Class A Common Stock, on a restricted basis, having the equivalent value based on the closing price of the stock on the New York Stock Exchange on July 5, 2006. This award to Jeffrey Swartz and awards to the other Named Executive Officers are shown as “LTIP Payouts” for 2005 in the Summary Compensation Table contained elsewhere in this document. All of these awards are intended to qualify as performance-based awards under the 1997 Incentive Plan.

Stock Options.

The Committee believes that stock options are an appropriate means to compensate the Company’s executives and employees in a manner that encourages them to identify with the long-term interests of the Company’s stockholders. Stock options are granted on the basis of competitive levels of stock options granted to employees with comparable positions at similar companies.

The Company grants stock options to certain employees at the time of hire based on their levels of responsibility. In addition, the Company may make stock option grants to certain employees based on their individual performance. Stock options become exercisable at such times as the Committee prescribes. All stock options granted in 2005 have an exercise price equal to the fair market value on the date of grant and the majority are exercisable at the rate of 25% of the total underlying shares on each of the first four anniversaries of the date of grant. The Committee has prescribed that the majority of option grants to be made in 2006 and thereafter will be exercisable at the rate of 33 1/3% of the total underlying shares on each of the first three anniversaries of the date of grant. These stock options expire ten years from the date of grant or when the holder ceases to be an employee, if earlier, unless the employee has at least ten years of service and voluntarily terminates employment in which case the vested options will remain exercisable for the life of the options.

Section 162(m) Considerations.

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public company for compensation over $1.0 million paid to any of the Company’s Chief Executive Officer and four other highest paid executive officers. However, eligible performance-based compensation awards are not subject to the deduction limits if certain requirements are satisfied. The Committee takes the limitations of Section 162(m) into account in determining awards to executive officers and, in appropriate circumstances, may limit awards or design them to come within the performance-based compensation exception.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

John A. Fitzsimmons, Chair
Irene M. Esteves
Virginia H. Kent
Kenneth T. Lombard

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents the number of shares of Class A Common Stock and Class B Common Stock beneficially owned by (i) persons known to the Company to be beneficial owners of 5% or more of the outstanding shares of either Class A Common Stock or Class B Common Stock, (ii) each director, nominee for director and Named Executive Officer, and (iii) all directors and executive officers as a group, as of the close of business on March 8, 2006:

	Shares Owned Beneficially(8)
	Class A			Class B
Name and Address of Beneficial Owner(1)	Number(2)		Percent(3)	Number		Percent(3)

Judith H. Swartz and Robert N. Shapiro, as Trustees of The Sidney W. Swartz 1982 Family Trust	534,866		1.1	3,220,612		27.4
Sidney W. Swartz	729,812		1.5	8,275,184		70.5
Eubel Brady & Suttman Asset Management, Inc.(4)	5,021,460		9.4	—		—
Royce & Associates, LLC(5)	3,313,335		6.2	—		—
Goldman Sachs Asset Management, L.P.(6)	2,823,712		5.3	—		—
Jeffrey B. Swartz	782,602	(7)	1.6	247,864	(7)	2.1
Kenneth P. Pucker	594,614		1.2	—		—
Brian P. McKeon	155,925		*	—		—
Michael J. Harrison	107,713		*	—		—
Gary S. Smith	70,128		*	—		—
Virginia H. Kent	62,500		*	—		—
John A. Fitzsimmons	52,500		*	—		—
Ian W. Diery	42,500		*	—		—
Bill Shore	35,906		*	—		—
Irene M. Esteves	11,250		*	—		—
Kenneth T. Lombard	—		*	—		—
Edward W. Moneypenny	—		*	—		—
Peter R. Moore	—		*	—		—
Terdema L. Ussery, II	—		*	—		—
All directors and executive officers as a group (19 persons)	2,968,891		5.8	11,743,660		100

*	Does not exceed 1% of the class.

(1)	Address, unless otherwise noted: c/o The Timberland Company, 200 Domain Drive, Stratham, NH 03885.

(2)	Amounts include shares issuable upon the exercise of stock options which are either currently exercisable or will become exercisable on or before May 7, 2006, as follows: Mr. Diery, 42,500; Ms. Esteves, 11,250; Mr. Fitzsimmons, 52,500; Mr. Harrison, 73,000; Ms. Kent, 62,500; Mr. McKeon, 117,500; Mr. Pucker, 270,000; Mr. Shore, 35,906; Mr. Smith, 42,500; Mr. Jeffrey Swartz, 290,000; and all executive officers and directors as a group, 1,301,856. Amounts also include the unvested shares awarded pursuant to prior years’ restricted stock awards to Mr. Jeffrey Swartz, 230,886; Mr. Pucker, 271,638; Mr. McKeon, 33,324; Mr. Harrison, 33,324; and Mr. Smith, 24,799.

(3)	Percentages are calculated on the basis of the amount of outstanding shares of common stock of such class plus, for each person or group, any shares such person or group has the right to acquire on or prior to May 7, 2006.

(4)	Ronald L. Eubel, Mark E. Brady, Robert J. Suttman, William E. Hazel and Bernard J. Holtgrieve as a result of their ownership in and positions with Eubel Brady & Suttman Asset Management, Inc. (“EBS”) and other affiliated entities are deemed to be indirect beneficial owners of 5,021,460 shares of Class A Common Stock of the Company held by EBS and one of its affiliated entities. Address: 7777 Washington Village Drive, Suite 210, Dayton, Ohio 45459. Beneficial ownership as of December 31, 2005 based on a Schedule 13G dated February 14, 2006.

(5)	Address: 1414 Avenue of the Americas, New York, New York 10019. Beneficial ownership as of December 31, 2005 based on a Schedule 13G dated January 31, 2006.

(6)	Address: 30 Hudson Street, Jersey City, New Jersey 07302. Beneficial ownership as of December 31, 2005 based on a Schedule 13G dated February 8, 2006.

(7)	Amount includes 31,200 shares of Class A Common Stock and 183,484 shares of Class B Common Stock held by Mr. Jeffrey Swartz as custodian for minor children, and 87,204 shares of Class A Common Stock held by Mr. Swartz’s spouse.

(8)	Shares and options held or acquired prior to the Company’s 2-for-1 stock split on May 2, 2005 have been adjusted.

Sidney Swartz, his children and grandchildren beneficially own all of the Class B Common Stock. As of March 8, 2006, Sidney Swartz and The Sidney W. Swartz 1982 Family Trust, a trust for the benefit of his family (the “Family Trust”), held, in the aggregate, approximately 71% of the combined voting power of the Company’s capital stock, and the Family Trust held 1.1% of the Class A Common Stock. By virtue of this stock ownership, Sidney Swartz may be deemed to be a “control person” of the Company within the meaning of the rules and regulations under the Securities Act of 1933, as amended, and the Family Trust influences the election of Mr. Diery, Ms. Esteves and Mr. Fitzsimmons. Jeffrey Swartz, the Company’s President and Chief Executive Officer, is one of the beneficiaries of the Family Trust.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

If Sidney Swartz should die while he is an employee of the Company, the Company will pay to his wife for the three years following his death (or, if earlier, until her death) a monthly amount equal to Mr. Swartz’s monthly salary at the time of his death.

Jeffrey Swartz, the Company’s President and Chief Executive Officer, is the son of Sidney Swartz.

The Company licenses or purchases software and related products from Microsoft Corporation in the ordinary course of business at prevailing market prices. During 2005, the Company licensed or purchased products totaling $184,101 from Microsoft Corporation. Peter R. Moore, a member of the Company’s Board of Directors, serves as the Corporate Vice President, Interactive Entertainment Business of Microsoft Corporation. The Company does not purchase products from this Microsoft business and does not consider its purchase of business software from Microsoft to be material to Microsoft or the Company.

The Company loaned $250,000 in 1999 to Community Wealth Ventures, Inc. (“CWV”) of which Bill Shore, a member of the Company’s Board of Directors, serves as Chairman. The loan bore interest at 8% per annum and had an initial term of four years which the Company agreed to extend to six years during 2002. As of December 31, 2004, $50,000 of the loan remained outstanding. However, CWV repaid the balance of the loan in August, 2005. In addition, during 2002 the Company entered into a services agreement with CWV under which the Company paid $62,400 to CWV for consulting services to the Company related to developing programs for employee volunteerism. In 2005, the Company donated $259,122 in cash and products to Share Our Strength, a not for profit, anti-hunger and anti-poverty organization. This donation was slightly more than 1% of Share Our Strength’s 2005 gross revenues. Mr. Shore is the founder and President of Share Our Strength. Jeffrey Swartz was appointed to the Board of Directors of Share Our Strength in 2003.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Management Development and Compensation Committee of the Board of Directors are Mr. Fitzsimmons, Chair, Ms. Esteves, Ms. Kent and Mr. Lombard.

FINANCIAL AND OTHER INFORMATION

The Company mailed its 2005 Annual Report and Form 10-K to its stockholders on or about April 14, 2006. The combined 2005 Annual Report and Form 10-K includes audited financial statements, and other business information and is incorporated herein by reference.

To obtain a free copy of the Company’s combined Annual Report and Form 10-K for the fiscal year ended December 31, 2005, which Form 10-K was filed by the Company with the Securities and Exchange Commission, contact the Investor Relations Department, The Timberland Company, 200 Domain Drive, Stratham, New Hampshire 03885 (telephone: (603) 773-1212).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The securities laws of the United States require the Company’s directors, its executive officers and any persons holding more than 10% of the Class A Common Stock to report their ownership of Class A Common Stock and any changes in that ownership to the Securities and Exchange Commission. All such persons satisfied these filing requirements during and with respect to fiscal year 2005. In making this disclosure, the Company has relied solely on written representations of its directors, its executive officers and persons who previously held more than 10% of the Class A Common Stock furnished to the Company, and copies of the reports that these persons have filed with the Securities and Exchange Commission.

OTHER BUSINESS

The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any additional matters should properly come before the Annual Meeting, the persons appointed as proxies in the enclosed proxy intend to vote such proxy in accordance with their judgment on any such matters.

STOCKHOLDER PROPOSALS

Proposals which stockholders intend to present at the 2007 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than February 28, 2007 to be presented at that Annual Meeting. Any proposal received after such date will be untimely and will not be considered at the 2007 Annual Meeting of Stockholders. To be eligible for inclusion in next year’s Proxy Statement, the Secretary of the Company must receive stockholder proposals no later than December 15, 2006. In addition to these mailing requirements, stockholder proposals also must be in compliance with applicable Securities and Exchange Commission regulations.

002CS-10720

PROXY
THE TIMBERLAND COMPANY
ANNUAL MEETING OF STOCKHOLDERS—MAY 18, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          The undersigned hereby appoints Sidney W. Swartz and Jeffrey B. Swartz, and each of them, as attorneys and proxies, with the power of substitution, to represent and vote at the Annual Meeting of Stockholders of The Timberland Company (the “Company”) and at any adjournments thereof, all shares of the Company’s Class A Common Stock which the undersigned could vote if present, in such manner as they, or either of them, may determine on any matters which may properly come before the meeting or any adjournments thereof and to vote on the matters set forth on the reverse side of this proxy as directed by the undersigned. The Annual Meeting will be held on Thursday, May 18, 2006, at 9:00 a.m., at The Timberland Company, 200 Domain Drive, Stratham, New Hampshire 03885.
          A stockholder is entitled to one vote for each share of Class A Common Stock and ten votes for each share of Class B Common Stock held of record at the close of business on March 23, 2006. The holders of Class A Common Stock will vote separately as a class to elect three nominees for director, Ian W. Diery, Irene M. Esteves and John A. Fitzsimmons, and the holders of Class A Common Stock and the holders of Class B Common Stock will vote together as a single class to elect eight nominees for director, Sidney W. Swartz, Jeffrey B. Swartz, Virginia H. Kent, Kenneth T. Lombard, Edward W. Moneypenny, Peter R. Moore, Bill Shore and Terdema L. Ussery, II.
          THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO FIX THE NUMBER OF DIRECTORS AT ELEVEN, AND TO ELECT ALL ELEVEN NOMINEES. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

☐  Mark this box with an X if you have made changes to your name or address details above.
A	Election of Directors
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES.
1.	To fix the number of directors at eleven for the coming year, subject to further action by the Board of Directors as provided in the Company’s By-Laws, and to elect the following nominees:

		For	Withhold			For	Withhold
01 -	Sidney W. Swartz	☐	☐	07 -	Kenneth T. Lombard	☐	☐
02 -	Jeffrey B. Swartz	☐	☐	08 -	Edward W. Moneypenny	☐	☐
03 -	Ian W. Diery	☐	☐	09 -	Peter R. Moore	☐	☐
04 -	Irene M. Esteves	☐	☐	10 -	Bill Shore	☐	☐
05 -	John A. Fitzsimmons	☐	☐	11 -	Terdema L. Ussery, II	☐	☐
06 -	Virginia H. Kent	☐	☐

MARK THIS BOX WITH AN X IF YOU PLAN TO ATTEND THE ANNUAL MEETING. ☐
MARK THIS BOX WITH AN X IF YOU HAVE MADE COMMENTS BELOW. ☐

B	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
Please sign here personally, exactly as your name is printed on your stock certificate. If the stock certificate is registered in more than one name, each joint owner or each fiduciary should sign personally. Only authorized officers should sign for a corporation.

Signature:	Date:
Signature:	Date: